CUSIP No.  512815-10-1                 13G                   Page 12 of 13 Pages


                                    EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated:  February 10, 1999


                                    The Reilly Family Limited Partnership


                                    By:/s/ Kevin P. Reilly, Jr.
                                    --------------------------------------------
                                        Name:    Kevin P. Reilly, Jr.
                                        Title:   Managing General Partner


                                    /s/ Kevin P. Reilly, Jr.
                                    --------------------------------------------
                                    Kevin P. Reilly, Jr.


                                    /s/ Wendell S. Reilly
                                    --------------------------------------------
                                    Wendell S. Reilly


                                    /s/ Sean E. Reilly
                                    --------------------------------------------
                                    Sean E. Reilly


                                    /s/ Anna R. Cullinan
                                    --------------------------------------------
                                    Anna R. Cullinan